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                                                                  Exhibit 10.11

                                ESCROW AGREEMENT
                                ----------------

                  ESCROW AGREEMENT, dated as of April 10, 2004, by and among RACEWAY VENTURES, LLC, a Florida limited liability company, having an address at 5300 N.W. 12 Avenue, Suite 1, Fort Lauderdale, Florida 33309 ("PURCHASER"); VESTIN MORTGAGE, INC., a Nevada corporation, having an address at 2901 El Camino Avenue, Suite 206, Las Vegas, Nevada 89102 ("VESTIN"); AND RICHARD M.
MOGERMAN, P.A., an Attorney having an address at 150 South Pine Island Road, Suite 130, Plantation, Florida 33324 ("ESCROW AGENT").

                                   BACKGROUND
                                   ----------

                  Vestin is a creditor of MID-STATE RACEWAY, INC. ("MSRI") AND MID-STATE DEVELOPMENT CORPORATION, both of which are New York corporations. Purchaser intends to acquire a majority equity interest in MSRI and has requested Vestin's consent to such acquisition. Vestin is willing to consent to such acquisition subject to, among other things, the execution, delivery and performance of this Escrow Agreement by Purchaser and the Escrow Agent.

                  NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                  1. Payment of Funds to Escrow Agent. Purchaser has deposited the sum of One Million Two Hundred Eighty Four Thousand Nine Hundred Fifty Dollars ($1,284,950.00) (the "Escrow FUND") in cash with the Escrow Agent. The Escrow Agent acknowledges that Escrow Agent has received the Escrow Fund and is holding the Escrow Fund subject to the provisions of this Escrow Agreement.

                  2.   Return or Release of Escrow Fund.

                            (a) The Escrow Agent shall return the Escrow Fund to
Purchaser if the closing of Purchaser's acquisition of a majority equity interest in MSRI has not been consummated on or before APRIL 12, 2004.

                            (b) If the closing of Purchaser's acquisition of a
majority equity interest in MSRT has been consummated on or before April 12, 2004: (i) the Escrow Fund shall be paid by the Escrow Agent to MSRI no later than May 12, 2004 by a wire transfer to an account of MSRI designated by Steven
F. Cohen or by a check payable to the order of MSRI which is delivered to Steven
F. Cohen; and (ii) Purchaser shall cause MSRI to use the Escrow Fund (i.e., the sum of $1,284,950 received from the Escrow Agent) to pay or settle outstanding accounts that are due and payable by MSRI as of the date of closing of the acquisition. Notwithstanding the foregoing, MSRI shall have the right to contest in good faith the amount and/or legitimacy of any account claimed to be payable by MSRI so long as MSRI acts in a commercially reasonable manner and


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reserves an amount sufficient to cover the amount reasonably projected to be due should the contest be unsuccessful. Any balance of the funds received from the Escrow Fund remaining after such payment and establishment of such reserves may be used and applied as unrestricted working capital by MSRI.

                            (c) Any breach by Purchaser of its obligations under
this Agreement that is material and that is not promptly cured shall constitute a material breach of Purchaser's obligations to Vestin under a Guaranty by the Purchaser in favor of Vestin, and shall entitle Vestin to claim and pursue any and all rights and remedies against Purchaser and others following such breach.

                  3.   Concerning the Escrow Agent.

                            (a) The Escrow Agent shall be entitled to reasonable
compensation, as may be set forth in a separate letter from the Escrow Agent for his services hereunder and shall be reimbursed for all reasonable expenses, disbursements and advances (including reasonable attorneys' fees actually incurred by the Escrow Agent in connection with the use of outside attorneys) (collectively, the "Escrow AGENT Fees") incurred or made by him in performance of his duties hereunder on or after the date hereof. All of the Escrow Agent Fees shall be paid by Purchaser. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Purchaser and Vestin specifying a date (not less than 30 DAYS after the giving of such notice) when such resignation shall take effect, provided, however, that the Escrow Agent shall continue to serve until his successor accepts the escrow and receives the funds deposited with the Escrow Agent. Promptly after such notice, a successor escrow agent shall be appointed by mutual agreement of the Purchaser and Vestin, such successor escrow agent to become Escrow Agent hereunder upon the later of the resignation date specified in such notice or the acceptance of the escrow and the receipt of the escrowed funds by the successor Escrow Agent. The Purchaser and Vestin may agree at any time to substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting.

                            (b) The Escrow Agent undertakes to perform only such
duties as are specifically set forth herein. The Escrow Agent acting or refraining from acting in good faith shall not be liable for any mistake of fact or error of judgment by him or for any acts or omissions by him of any kind unless caused by willful misconduct or gross negligence, and shall be entitled to rely and shall be protected in doing so, upon any written notice, instrument or signature reasonably believed by him to be genuine and to have been signed and presented by the proper party or parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing submitted to him hereunder and shall be entitled in good faith reasonably to rely without any liability upon the contents thereof.

                            (c) Purchaser agrees to indemnify the Escrow Agent
and hold him harmless against any and all liabilities incurred by him hereunder, except for liabilities incurred by the Escrow Agent resulting from his own willful misconduct or gross negligence.


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                  4.   Miscellaneous.

                            (a) This Escrow Agreement shall be binding upon,
inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, beneficiaries, representatives, successors and assigns.

                            (b) This Escrow Agreement contains the entire
agreement and understanding of the parties with respect to the subject matter hereof, supersedes all prior or contemporaneous agreements with respect to such subject matter and may be amended only by a written instrument duly executed by all the parties hereto.

                            (c) All notices, claims, requests, demands and other
communications hereunder ("NOTICES") shall be in writing and shall be given as follows:


             To Vestin:                Vestin Mortgage, Inc.
                                       2901 El Camino Avenue, Suite 206
                                       Las Vegas, NV 89102
                                       Attn:    Daniel B. Stubbs, Senior
                                                V.P. - Underwriting
                                       Phone:   (702) 227-0965
                                       Fax:     (702) 221-2537

             To Purchaser:             Raceway Ventures, LLC
                                       5300 N.W. 12 Avenue, Suite 1
                                       Fort Lauderdale, Florida 33309
                                       Fax: 954-776-8578

             To Escrow Agent:          Richard M. Mogerman, P.A.
                                       150 South Pine Island Road, Suite 130
                                       Plantation, FL 33324
                                       Fax: 954-475-2212

                            (d) This Escrow Agreement shall be governed by and
construed in accordance with the laws of the State of Nevada. This Escrow Agreement may be executed in one or more original or faxed counterparts, each of which shall be deemed an original but all of which together shall constitute one of the same instrument.

                            IN WITNESS WHEREOF, this Escrow Agreement has been
duly executed and delivered by or on behalf of the parties hereto as of the date first above written.


                                            RACEWAY VENTURES, LLC,
                                            a Florida limited liability company

                                            By:/s/ Steven F. Cohen
                                            Name: Steven F. Cohen


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                                                   VESTIN MORTGAGE, INC.,
                                                   a Nevada corporation

                                                   By: /s/ Daniel B. Stubbs
                                                      -----------------------
                                                   Name:

                                                   ESCROW AGENT:


                                                   /s/Richard M. Mogerman, P.A.
                                                   Richard M. Mogerman, P.A.